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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


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                                FORM 8-K

                             Current Report
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported):  October 31, 2001



                       PHOENIX RESTAURANT GROUP, INC.
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          (Exact name of registrant as specified in its charter)



         Georgia                        1-13226               58-1861457
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(State or other jurisdiction     (Commission File No.)     (I.R.S. Employer
     of incorporation)                                    Identification No.)



        1210 Briarville Road, Madison, TN              37115
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     (Address of principal executive offices)        (Zip Code)



     Registrant's telephone number, including area code:  (615) 277-1234
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     Certain of the Registrant's creditors in Florida filed a petition for involuntary bankruptcy under Chapter 7 of the U.S. Bankruptcy Code against the Registrant. In cooperation with those creditors, the Registrant changed the venue of that case to the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville (the "Court"). In addition, the Registrant filed a petition on October 31, 2001 with the Court to convert the Chapter 7 filing to a voluntary Chapter 11 reorganization along with a motion to include various subsidiaries of the Registrant in the reorganization. On November 1, 2001, the Court entered an order granting this conversion.

     The cases are being jointly administered under the case name IN RE:
PHOENIX RESTAURANT GROUP, INC., et. al., Case No. 301-12036. Pursuant to Chapter 11 of the U.S. Bankruptcy Code, the Registrant's existing directors and officers will continue to oversee operation of the Registrant's and its subsidiaries' businesses as a debtors-in-possession, subject to supervision and orders of the Bankruptcy Court of matters outside the ordinary course of business.

     On November 1, 2001, the Registrant issued a Press Release in connection with the events described herein. The Press Release is filed herewith as
Exhibit 99 and is incorporated herein by this reference as if copied verbatim.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)    Financial Statements.  None.

     (b)    Pro Forma Financial Information. None.

     (c) Exhibits. See Exhibit Index immediately following the signatures hereto.










                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHOENIX RESTAURANT GROUP, INC.


Dated: November 7, 2001             By: /s/ Jeffrey M. Pate
                                       -----------------------------------
                                       Jeffrey M. Pate
                                       Chief Financial Officer, Secretary and
                                       Senior Vice President
















                             EXHIBIT INDEX

Exhibit No.       Description                                Page No.
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99                Press Release, dated November 1, 2001      4